      As filed with the Securities and Exchange Commission on March 17, 1999

                                                                Registration No.

                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ARIEL CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 13-3137699
---------------------------------------            --------------------
(State or Jurisdiction of Incorporation              (I.R.S. Employer
          or Organization)                          Identification No.)
                                 2540 Route 130
                           Cranbury, New Jersey 08512
                    (Address of principal executive offices)

               ATLAS STOCK OPTION PLAN, AGNELLO STOCK OPTION PLAN,
             PEROLD STOCK OPTION PLAN, SCHNEIDER STOCK OPTION PLAN,
              MZILI STOCK OPTION PLAN, GUILLEMOT STOCK OPTION PLAN,
              REIGNIER STOCK OPTION PLAN, ARAUJO STOCK OPTION PLAN,
                BORD STOCK OPTION PLAN, ALLIE STOCK OPTION PLAN,
              HERVAULT STOCK OPTION PLAN, DEFAY STOCK OPTION PLAN,
              DENIS STOCK OPTION PLAN, BLONDEAUX STOCK OPTION PLAN,
               AMBLARD STOCK OPTION PLAN, HENRY STOCK OPTION PLAN,
               HOLMES STOCK OPTION PLAN, CARRE STOCK OPTION PLAN,
              HINKS STOCK OPTION PLAN, ZUMBIEHL STOCK OPTION PLAN,
                         AND MARKERT STOCK OPTION PLAN.
                              (Full Title of Plans)

                                    Jay Atlas
                                Ariel Corporation
                                 2540 Route 130
                           Cranbury, New Jersey 08512
                                 (609) 860-2900
------------------------------------------------------------------------------
(Name, Address and telephone number, including area code, of agent for service)
                                 with a copy to:

                              Harold W. Paul, Esq.
                                  Berger & Paul
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 661-2727

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  Title of Securities to     Amount to be           Proposed maximum                Proposed maximum              Amount of
      be registered           registered      offering price per share (1)    aggregate offering price (2)    registration fee
-------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par          734,500(3)                 $4.00                       $1,911,187.50                $531.31
  value $.001 per share
===============================================================================================================================

(1) Represents the maximum exercise price payable for 734,500 shares of Common Stock registered under this Registration Statement. The exercise prices payable for the shares of Common Stock registered under this Registration Statement and the number of shares purchasable are as follows: 556,500 @ $2.375; 98,000 @ $2.75; and 80,000 @ $4.00. The proposed maximum offering price per share is disclosed in accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended.

(2) The proposed maximum aggregate offering price is the sum of the aggregate option prices of issued options subject to this registration on in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3) The amount being registered represents the maximum number of shares of Common Stock that may be issued by the Company upon the exercise of all plan options set forth herein. Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of all plans.

                         -----------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains pages. The exhibit index may be found on page 4 of the consecutively numbered pages of the Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS
                                ARIEL CORPORATION

                         734,500 Shares of Common Stock

         This Prospectus relates to 734,500 shares of Common Stock, 361,500 of which may be acquired upon exercise of stock options granted under the Jay Atlas Plan ("Atlas Plan"), 100,000 of which may be acquired upon exercise of stock options granted under the Anthony Agnello Plan ("Agnello Plan"), 80,000 of which may be acquired upon exercise of stock options granted under the Etienne Perold Plan ("Perold Plan"), 95,000 of which may be acquired upon exercise of stock options granted under the Dennis Schneider Plan ("Schneider Plan"),10,000 of which may be acquired upon exercise of stock options granted under the Aziz Mzili Plan ("Mzili Plan"), 10,000 of which may be acquired upon exercise of stock options granted under the Yann Guillemot Plan ("Guillemot Plan"), 10,000 of which may be acquired upon exercise of stock options granted under the Florence Reignier Plan ("Reignier Plan"), 5,000 of which may be acquired upon exercise of stock options granted under the Manuel Araujo Plan ("Araujo Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Gilles Bord Plan ("Bord Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Christophe Allie Plan ("Allie Plan"), 5,000 of which may be acquired upon exercise of stock options granted under the Jean Claude Hervault Plan ("Hervault Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Thierry Defay Plan ("Defay Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Jean Noel Denis Plan ("Denis Plan"), 1,500 of which may be acquired upon exercise of stock options granted under the Olivier Blondeaux Plan ("Blondeaux Plan"), 1,500 of which may be acquired upon exercise of stock options granted under the Marie Pierre Amblard Plan ("Amblard Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Solveig Henry Plan ("Henry Plan"), 1,500 of which may be acquired upon exercise of stock options granted under the Tanya Holmes Plan ("Holmes Plan"), 500 of which may be acquired upon exercise of stock options granted under the Gwenaelle Carre Plan ("Carre Plan"), 3,000 of which may be acquired upon exercise of stock options granted under the Julie Hinks Plan ("Hinks Plan"), 10,000 of which may be acquired upon exercise of stock options granted under the Nicolas Zumbiehl Plan ("Zumbiehl Plan"), 25,000 of which may be acquired upon exercise of stock options granted under the Matthias Markert Plan ("Markert Plan"), (collectively the "Plans").

         The Common Stock is traded on Nasdaq under the symbol "ADSP". On March 16, 1999, the last reported sales price of the Common Stock as reported by Nasdaq was $1.97.

         Persons who acquire shares of Common Stock under the Plans by the exercise of the options granted thereunder will be free to resell such shares without restriction unless they are "affiliates" of the Company, as defined in Rule 405 promulgated under the Securities Act of 1933 (the "Securities Act"). Directors and other affiliates may resell such shares only under a registration statement with an appropriate prospectus, an appropriate exemption, or pursuant to Rule 144 of the Securities Act.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "THE COMPANY".

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.









                 The date of this Prospectus is March 17, 1999.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement and exhibits. The statements contained in this Prospectus as to the contents of any agreement or other document filed as an Exhibit are not complete and the description of such agreement or document is qualified in its entirety by reference to such agreement or document. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such information, reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site (address: http://www.sec. gov) that contains reports, proxy and information statements, and the information regarding registrants that file electronically with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference in this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The Company's Proxy Statement dated May 18, 1998; and

         (d) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         The Company will furnish without charge, upon oral or written request, to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents not specifically incorporated by reference thereto. In addition, participants in any of the Plans may obtain information about the plans or their administration from the Company. Such request should be directed to Ariel Corporation, 2540 Route 130, Cranbury, New Jersey 08512, Attention: Corporate Secretary.

         The delivery of this document at any time does not imply that information herein is correct as of the time subsequent to the date hereof. Statements in this document as to the provisions of the Plans are not necessarily complete and in each instance reference is made to the copy of such plan which appears as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on March 17, 1999 and each such statement in this document is qualified in all respects by such reference.

                                   THE COMPANY

         Ariel Corporation ("Ariel" or the "Company") designs, develops and markets high density modem pools and remote access solutions for open systems platforms.

         Ariel's high-density modem pools are available in ISA Bus, PCI Bus, and Compact PCI (cPCI) form factors, support up to sixty ports of 56K modem and ISDN remote access, and connect to T1, E1, ISDN, and POTS lines. Ariel is the only company currently shipping high-density V.90-compatible 56K central-site modem cards for open systems PC and Unix platforms. Ariel's customized and cost effective Open RAS products are used in medium and large enterprises, ISPs, and small/medium offices to support telecommuting and provide remote access to the Internet, corporate Intranets and Extranets, on-line services, transaction processing, and unified messaging.

          The Company's Open RAS products are used by leading RAS OEMs, system integrators, ISPs, transaction processing equipment suppliers, and end users worldwide.

         The Company's growth strategy is to: (i) capitalize on opportunities in the ISP market by offering high-performance, value-added products; (ii) increase its share of its existing markets by continuing to offer high density remote access solutions with superior price/performance characteristics to OEMs and other end users; and (iii) develop an international sales and marketing effort, focusing on the European market.

Investment Considerations

         The Company's business is subject to numerous risks including, among other things, risks related to (i) recent losses; (ii) risks associated with expansion and growth, (iii) technological change; (iv) strength of competitors;
(v) dependence on key personnel; and (vi) potential dilution of the Company's securities from the exercise of outstanding options.

         The Company was incorporated in Delaware in September 1982. Its principal executive offices are located at 2540 Route 130, Cranbury, New Jersey 08512. Its telephone number is (609) 860-2900, its e-mail address is ariel@ariel.com and its World Wide Web home page can be accessed at www.ariel.com.

                              PURPOSE OF THE PLANS

         The purpose of all the stock option plans is to enable the Company to attract and retain employees.

Summary of the Atlas Plan

         The Atlas Plan is a single employee stock option plan entered into in connection with an employment agreement between the Company and Mr. Atlas providing for his services as Chief Executive Officer of the Company for three years. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Atlas Plan, the Company has granted to Mr. Atlas the right to acquire 361,500 shares of common stock as follows: 39,500 shares may be purchased on or after December 21, 1999, 39,500 shares may be purchased on or after December 21, 2000, 39,500 shares may be purchased on or after December 21, 2001, and 243,000 shares may be purchased on or after December 21, 2002. All shares are purchasable at $2.375 per share. The last 243,000 shares may be purchasable earlier than December 21, 2002 upon the Company reaching certain milestones. The ability of Mr. Atlas to purchase the common stock under the plan may be terminated pursuant to certain provisions of his employment agreement.

         The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Atlas Plan. Common stock that may be acquired under Atlas Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Atlas Plan.

Summary of the Agnello Plan

         The Agnello Plan is a single employee stock option plan entered into in connection with a severance agreement and a consulting agreement between the Company and Mr. Agnello pursuant to which Mr. Agnello will continue to act as the Company's Chairman of the Board of Directors and serve as a consultant for a one year period. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Agnello Plan, the Company has granted Mr. Agnello the right to purchase 100,000 shares of Common Stock at $2.375 per share on or after December 21, 1998.

         The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Agnello Plan. Common stock that may be acquired under Agnello Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Agnello Plan.

Summary of the Schneider Plan

         The Schneider Plan is a single employee stock option plan entered into in connection with an employment agreement between the Company and Mr. Schneider providing for his services as Vice President of Marketing of the Company for three years. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Schneider Plan, the Company has granted to Mr. Schneider the right to acquire 95,000 shares of common stock as follows: 22,500 shares may be purchased on or after December 21, 2000, 17,500 shares may be purchased on or after December 21, 2001, 17,500 shares may be purchased on or after December 21, 2002, 17,500 shares may be purchased on or after December 21, 2003, and 20,000 shares may be purchased on or after December 21, 2004. All shares are purchasable at $2.375 per share. The last 20,000 shares may be purchasable earlier than December 21, 2004 upon the Company reaching certain milestones. The ability of Mr. Schneider to purchase the common stock under the Plan may be terminated pursuant to certain provisions of his employment agreement.

         The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Schneider Plan. Common stock that may be acquired under Schneider Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Schneider Plan.

Summary of the Perold Plan

         The Perold Plan is a single employee stock option plan entered into in connection with a consulting agreement between the Company and Mr. Perold pursuant to which Mr. Perold served as a consultant to the Company. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Perold Plan, the Company has granted Mr. Perold the right to acquire 80,000 shares of common stock at $4.00 per share on or after November 15, 1998.

         The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Perold Plan. Common stock that may be acquired under Perold Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Perold Plan.


         In November, 1998 the Company acquired for cash all the issued and outstanding shares of a French company, Scii Telecom, S.A., with a view toward expanding its product line and presence in Europe. The following seventeen employees of the newly acquired company were granted stock options as an incentive.

Summary of Mzili Plan

         The Mzili Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Mzili for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Mzili Plan the Company has granted Mr. Mzili the right to acquire 10,000 shares of common stock at $2.75 per share as follows: 2,500 shares may be purchased on or after February 5, 2000, 2,500 shares may be purchased on or after February 5, 2001, 2,500 shares may be purchased on or after February 5, 2002, and 2,500 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Mzili Plan. Common stock that may be acquired under Mzili Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Mzili Plan.

Summary of Guillemot Plan

         The Guillemot Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Guillemot for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Guillemot Plan the Company has granted Mr. Guillemot the right to acquire 10,000 shares of common stock at $2.75 per share as follows: 2,500 shares may be purchased on or after February 5, 2000, 2,500 shares may be purchased on or after February 5, 2001, 2,500 shares may be purchased on or after February 5, 2002, and 2,500 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Guillemot Plan. Common stock that may be acquired under Guillemot Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Guillemot Plan.

Summary of Reignier Plan

         The Reignier Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Reignier for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Reignier Plan the Company has granted Ms. Reignier the right to acquire 10,000 shares of common stock at $2.75 per share as follows:
2,500 shares may be purchased on or after February 5, 2000, 2,500 shares may be purchased on or after February 5, 2001, 2,500 shares may be purchased on or after February 5, 2002, and 2,500 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Reignier Plan. Common stock that may be acquired under Reignier Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Reignier Plan.

Summary of Araujo Plan

         The Araujo Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Araujo for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Araujo Plan the Company has granted Mr. Araujo the right to acquire 5,000 shares of common stock at $2.75 per share as follows:
1,250 shares may be purchased on or after February 5, 2000, 1,2500 shares may be purchased on or after February 5, 2001, 1,250 shares may be purchased on or after February 5, 2002, and 1,250 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Araujo Plan. Common stock that may be acquired under Araujo Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Araujo Plan.

Summary of Bord Plan

         The Bord Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Bord for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Bord Plan the Company has granted Mr. Bord the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Bord Plan. Common stock that may be acquired under Bord Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Bord Plan.

Summary of Allie Plan

         The Allie Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Allie for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Allie Plan the Company has granted Mr. Allie the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Allie Plan. Common stock that may be acquired under Allie Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Allie Plan.

Summary of Hervault Plan

         The Hervault Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Hervault for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.


         Pursuant to the Hervault Plan the Company has granted Mr. Hervault the right to acquire 5,000 shares of common stock at $2.75 per share as follows:
1,250 shares may be purchased on or after February 5, 2000, 1,2500 shares may be purchased on or after February 5, 2001, 1,250 shares may be purchased on or after February 5, 2002, and 1,250 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Hervault Plan. Common stock that may be acquired under Hervault Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Hervault Plan.

Summary of Defay Plan

         The Defay Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Defay for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Defay Plan the Company has granted Mr. Defay the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Defay Plan. Common stock that may be acquired under Defay Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Defay Plan.

Summary of Denis Plan

         The Denis Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Denis for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Denis Plan the Company has granted Mr. Denis the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Denis Plan. Common stock that may be acquired under Denis Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Denis Plan.

Summary of Blondeaux Plan

         The Blondeaux Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Blondeaux for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Blondeaux Plan the Company has granted Ms. Blondeaux the right to acquire 1,500 shares of common stock at $2.75 per share as follows:
375 shares may be purchased on or after February 5, 2000, 375 shares may be purchased on or after February 5,

2001, 375 shares may be purchased on or after February 5, 2002, and 375 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Blondeaux Plan. Common stock that may be acquired under Blondeaux Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Blondeaux Plan.

Summary of Amblard Plan

         The Amblard Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Amblard for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Amblard Plan the Company has granted Ms. Amblard the right to acquire 1,500 shares of common stock at $2.75 per share as follows: 375 shares may be purchased on or after February 5, 2000, 375 shares may be purchased on or after February 5, 2001, 375 shares may be purchased on or after February 5, 2002, and 375 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Amblard Plan. Common stock that may be acquired under Amblard Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Amblard Plan.

Summary of Henry Plan

         The Henry Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Henry for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Henry Plan the Company has granted Mr. Henry the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Henry Plan. Common stock that may be acquired under Henry Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Henry Plan.

Summary of Holmes Plan

         The Holmes Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Holmes for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Holmes Plan the Company has granted Ms. Holmes the right to acquire 1,500 shares of common stock at $2.75 per share as follows: 375 shares may be purchased on or after February 5, 2000, 375 shares may be purchased on or after February 5, 2001, 375 shares may be purchased on or after February 5, 2002, and 375 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Holmes Plan. Common stock that may be acquired under Holmes Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Holmes Plan.

Summary of Carre Plan

         The Carre Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Carre for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Carre Plan the Company has granted Ms. Carre the right to acquire 500 shares of common stock at $2.75 per share as follows: 125 shares may be purchased on or after February 5, 2000, 125 shares may be purchased on or after February 5, 2001, 125 shares may be purchased on or after February 5, 2002, and 125 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Carre Plan. Common stock that may be acquired under Carre Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Carre Plan.

Summary of Hinks Plan

         The Hinks Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Ms. Hinks for her employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Hinks Plan the Company has granted Ms. Hinks the right to acquire 3,000 shares of common stock at $2.75 per share as follows: 750 shares may be purchased on or after February 5, 2000, 750 shares may be purchased on or after February 5, 2001, 750 shares may be purchased on or after February 5, 2002, and 750 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Hinks Plan. Common stock that may be acquired under Hinks Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Hinks Plan.

Summary of Zumbiehl Plan

         The Zumbiehl Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Zumbiehl for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Zumbiehl Plan the Company has granted Mr. Zumbiehl the right to acquire 10,000 shares of common stock at $2.75 per share as follows:
2,500 shares may be purchased on or after February 5, 2000, 2,500 shares may be purchased on or after February 5, 2001, 2,500 shares may be purchased on or after February 5, 2002, and 2,500 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Zumbiehl Plan. Common stock that may be acquired under Zumbiehl Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Zumbiehl Plan.

Summary of Markert Plan

         The Markert Plan is a single employee stock option plan entered into in connection with an agreement between the Company and Mr. Markert for his employment. The Plan was approved by the Board of Directors which is responsible for its implementation, interpretation and modification.

         Pursuant to the Markert Plan the Company has granted Mr. Markert the right to acquire 25,000 shares of common stock at $2.75 per share as follows:
6,250 shares may be purchased on or after February 5, 2000, 6,250 shares may be purchased on or after February 5, 2001, 6,250 shares may be purchased on or after February 5, 2002, and 6,250 shares may be purchased on or after February 5, 2003.

         The ability of an employee to purchase the common stock under the Plan is terminated if his or her employment with the Company is terminated provided that in certain circumstances the employee or his estate will have the right to purchase the common stock after termination of employment for a limited period of time. The right to acquire common stock is not transferable except in the circumstances of death. In the event that a reorganization, merger, consolidation, reclassification, recapitalization or capital adjustment including a stock dividend or other similar change in the common stock of the Company, equitable adjustment shall be made by the Company in the number of kind and kind of shares that may be acquired under Markert Plan. Common stock that may be acquired under Markert Plan may be acquired by the surrender of other shares of common stock owned by the employee or the surrender of an unexercised portion of the right to acquire common stock under the Markert Plan.

                             RESTRICTIONS ON RESALE
Options

         Persons who purchase shares of Common Stock upon the exercise of Options under the Plans after the date hereof, will be free to resell those shares without restriction under the exemption from registration provided by
Section 4(1) of the Securities Act of 1933, as amended, (the "Securities Act"), except for those persons who are "affiliates" of the Company. Such affiliates may resell such shares pursuant to an appropriate prospectus under an effective registration statement under the Securities Act or pursuant to an available exemption from registration. "Affiliate" is defined under the Securities Act as a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. In general, persons with the power to manage and direct the policies of the Company, and relatives of such persons, among others, may be deemed to be affiliates of the Company.

         If an affiliate wishes to resell or re-offer shares of Common Stock purchased under the Plans, and if a registration statement is not in effect and an appropriate prospectus is not available with respect to such shares, the affiliate will be obliged as a precondition to any resale or re-offer to comply with either (i) Rule 144 under the Securities Act; or (ii) some other applicable exemption under the Securities Act.

         Each person who may be an affiliate should, prior to reselling or re-offering any option shares, consult with counsel to determine whether he may be subject to the foregoing restrictions.

16(b) Restrictions

         Certain participants in the Plans are subject to limitations imposed by
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, may not purchase and sell securities of the Company in any six-month period without subjecting themselves to liability thereunder. Persons subject to the limitations of Section 16(b) should consult with counsel before purchasing, selling or otherwise transferring securities of the Company.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the Plans is only a summary, does not purport to be complete and does not cover, among other things, state, local and foreign tax treatment of participation in the Plans. Furthermore, differences in individual financial situations may cause federal, state, local and foreign income tax consequences of participation in the Plans to vary. Therefore, each participant is urged to consult his own accountant, legal counsel or other tax advisor regarding the tax consequences or participation in the Plan to him. The information contained in this Section, FEDERAL INCOME TAX CONSEQUENCES, is based on existing law, which is subject to change.

         The right to acquire Common Stock under the Plans are non-qualified options. With respect to the options, (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant. On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

         If the shares acquired upon exercise of the option are subject to a substantial risk of forfeiture, the participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The Registrant's Proxy Statement dated May 18, 1998; and

         (d) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4. Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

         Certain legal matters in connection with the shares of common stock being registered are being passed upon by Berger & Paul, LLP, 630 Third Avenue, New York, New York 10017, counsel to the Registrant. Harold W. Paul, a member of the firm, owns 3,500 common shares, 27,500 shares issuable upon currently exercisable options and 35,000 options which are not currently exercisable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court deter-mines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. The Bylaws provide that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the Company.

         The Company may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company. The Company currently maintains such liability insurance.


Item 7. Exemption from Registration Claimed.

         Not applicable.


Item 8. Exhibits.

Exhibit No.       Description
-----------       -----------
    4.1           Atlas Stock Option Plan
    4.2           Agnello Stock Option Plan
    4.3           Perold Stock Option Plan
    4.4           Schneider Stock Option Plan
    4.5           Mzili Stock Option Plan
    4.6           Guillemot Stock Option Plan
    4.7           Reignier Stock Option Plan
    4.8           Araujo Stock Option Plan
    4.9           Bord Stock Option Plan
    4.10          Allie Stock Option Plan
    4.11          Hervault Stock Option Plan
    4.12          Defay Stock Option Plan
    4.13          Denis Stock Option Plan
    4.14          Blondeaux Stock Option Plan
    4.15          Amblard Stock Option Plan
    4.16          Henry Stock Option Plan
    4.17          Holmes Stock Option Plan
    4.18          Carre Stock Option Plan
    4.19          Hinks Stock Option Plan
    4.20          Zumbiehl Stock Option Plan
    4.21          Markert Stock Option Plan
    5.1           Opinion of Berger & Paul, LLP
   23.1           Consent of PriceWaterhouse Coopers, LLP
                  independent accountants for Registrant
   23.2           Consent of Berger & Paul, LLP (included in Exhibit 5.1)

Item 9. Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey on March 15, 1999.

                                 ARIEL CORPORATION


                                 By: /s/ Jay Atlas
                                     ----------------------------------
                                     Jay Atlas, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                                                     Title                                       Date
                                                     -----                                       ----

/s/ Jay Atlas                                        Chief Executive Officer
------------------------                             President and Director                      March 15, 1999
Jay Atlas

/s/ Harold W. Paul
------------------------                             Secretary and Director                      March 15, 1999
Harold W. Paul

/s/ Jack Loprete                                     Senior Vice President and
------------------------                             Principal Accounting Officer                March 15, 1999
Jack Loprete

/s/ Anthony M. Agnello
------------------------                             Chairman                                    March 15, 1999
Anthony M. Agnello

/s/ Theodore J. Coburn
------------------------                             Director                                    March 15, 1999
Theodore J. Coburn

/s/ Robert J. Ranalli
------------------------                             Director                                    March 15, 1999
Robert J. Ranalli

/s/ Edward D. Horowitz
------------------------                             Director                                    March 15, 1999
Edward D. Horowitz

/s/ Etienne A. Perold
------------------------                             Director                                    March 15, 1999
Etienne A. Perold

                                  EXHIBIT INDEX



Exhibit No.       Description

    4.1           Atlas Stock Option Plan
    4.2           Agnello Stock Option Plan
    4.3           Perold Stock Option Plan
    4.4           Schneider Stock Option Plan
    4.5           Mzili Stock Option Plan
    4.6           Guillemot Stock Option Plan
    4.7           Reignier Stock Option Plan
    4.8           Araujo Stock Option Plan
    4.9           Bord Stock Option Plan
    4.10          Allie Stock Option Plan
    4.11          Hervault Stock Option Plan
    4.12          Defay Stock Option Plan
    4.13          Denis Stock Option Plan
    4.14          Blondeaux Stock Option Plan
    4.15          Amblard Stock Option Plan
    4.16          Henry Stock Option Plan
    4.17          Holmes Stock Option Plan
    4.18          Carre Stock Option Plan
    4.19          Hinks Stock Option Plan
    4.20          Zumbiehl Stock Option Plan
    4.21          Markert Stock Option Plan
    5.1           Opinion of Berger & Paul, LLP
    23.1          Consent of PriceWaterhouse Coopers, LLP
                  independent accountants for Registrant
    23.2          Consent of Berger & Paul, LLP (included in Exhibit 5.1)